Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 17, 2011, in the Amendment No. 3 to the Registration Statement (Form F-1 No. 333-172438) and the related Prospectus of Global Market Group Limited dated April 12, 2011.

/s/ Ernst & Young Hua Ming
Guangzhou, the People’s Republic of China

April 8, 2011